Ludwig Enterprises Inc Announces AI-Powered Cancer Screening Technology

Revolutionary AI-driven cheek swab test poised to transform early cancer detection with continuously improving accuracy.

Revealia™: A Breakthrough in Cancer Detection through Advanced AI and Machine Learning

Ludwig Enterprises, Inc. (OTC PINK:LUDG), a USA based biotechnology company is pleased to announce Revealia™, which is set to become the world's most convenient cancer screening tool. This simple mail-order non-invasive cheek swab has the potential to save lives by detecting early signs of cancer.

At the heart of Revealia™ is the Revealia Inflammatory Index (RII), a sophisticated method for quantifying cancer risk. The RII leverages cutting-edge artificial intelligence to analyze mRNA-based genetic signals associated with the presence of cancer.

Our proprietary AI technology employs machine learning algorithms that continuously update and improve as new patient data is received. This approach allows for ongoing refinement of our cancer detection capabilities.

Key features of our AI approach include:

  Optimization of the trade-off between sensitivity and specificity
  Continuous learning from an expanding dataset
  Analysis of mRNA samples from over 40 multipurpose medical clinics across the United States

Looking Ahead

"Ludwig has uncovered game-changing mRNA-based genetic signals associated with the presence of cancer," stated Marvin S. Hausman, MD, CSO. "As we prepare to launch Revealia™, we're excited about the potential impact of our AI-driven approach for early cancer detection." Kyle Ambert, a member of Ludwig’s Scientific Advisory Board, and a recognized expert in artificial intelligence who has worked with institutions like Oregon Health & Science University, Intel, and Nike said, “our machine learning algorithms are designed to continuously refine their understanding of these mRNA signals. By processing an ever-growing dataset, the AI not only improves over time but also adapts to subtle variations in genetic expressions. This dynamic approach positions Revealia™ to potentially revolutionize how we approach early cancer detection and screening.”

Ludwig Enterprises continues to advance its mission of providing accessible, accurate, and non-invasive cancer screening tools to improve public health.

About Ludwig Enterprises, Inc.

Ludwig Enterprises, Inc., a pioneering biotechnology company, is at the forefront of mRNA genomics and machine learning AI technology. Our mission is to combat chronic inflammation, a key factor in diseases like cancer and heart disease that account for over 50% of global deaths. Through innovative solutions like Revealia™, we aim to revolutionize early detection and prevention strategies in healthcare.

For more information please visit: http://www.ludwigent.com.

SAFE HARBOR

Forward-looking statements in this release are made under the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Ludwig Enterprises Inc.'s forward-looking statements do not guarantee future performance. This news release includes forward-looking statements concerning the future level of business for the parties. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements due to certain risk factors that could cause results to differ materially from estimated results. Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties, and events that may be beyond the control of Ludwig Enterprises, Inc., and no assurance can be given that such results will be achieved. Potential risks and uncertainties include, but are not limited to, the ability to procure, appropriately price, retain, and complete projects and changes in products and competition.

CONTACT:

Ludwig Enterprises, Inc.
Marvin S. Hausman MD, CSO
marvin@ludwigent.com
www.ludwigent.com

Investor Relations
Resources Unlimited NW LLC
Mike Sheikh, Investor Relations
mike@resourcesunlimtedllc.com